CONSENT OF FORMER INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
China Clean Energy Inc.

We consent to the use in Amendment No. 1 to Form SB-2 of our report dated May 31, 2006 included therein relating to the financial statements of China Clean Energy Inc. and subsidiaries (formerly Fujian Zhong De Technology Stock Co., Ltd.) for the year ended December 31, 2005. We also consent to the reference to the firm under the heading "Experts" in this amendment.

Moen and Company LLP

Vancouver, British Columbia, Canada
March 8, 2007

229/Mar07ChinaCleanEnergyConsent